Exhibit 23.1

                             Auditor's Consent

We acknowledge awareness of and consent to the use in this Registration Statement on Form S-8 of our Report of Independent Accountants, dated March 22, 2001, relating to the financial statements of Biora AB for the financial year ended December 31, 2000 by reference. Financial information included in such financial statements is prepared based on accounting principles generally accepted in Sweden. Such accounting principles vary in certain significant respects from accounting principles generally accepted in the United States.



KPMG


By:             /s/  Alf Svensson
    --------------------------------------------------------

Malmo, Sweden

June 5, 2001